   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 3, 1997

                                                REGISTRATION NO. 333-26539
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ----------------

                             AMENDMENT NO. 1

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               ----------------
                          HIRSCH INTERNATIONAL CORP.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                    5084                    11-2230715
    (STATE OR OTHER          (PRIMARY STANDARD           (I.R.S. EMPLOYER
    JURISDICTION OF              INDUSTRIAL           IDENTIFICATION NUMBER)
    INCORPORATION OR        CLASSIFICATION CODE
     ORGANIZATION)                NUMBER)

                            200 WIRELESS BOULEVARD
                           HAUPPAUGE, NEW YORK 11788
                                (516) 436-7100
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                               ----------------
                                 HENRY ARNBERG
                                   PRESIDENT
                          HIRSCH INTERNATIONAL CORP.
                            200 WIRELESS BOULEVARD
                           HAUPPAUGE, NEW YORK 11788
                                (516) 436-7100
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                               ----------------
                                  COPIES TO:
        RAYMOND S. EVANS, ESQ.              LELAND E. HUTCHINSON, ESQ.
           IRVIN BRUM, ESQ.                  JOHN L. MACCARTHY, ESQ.
        RUSKIN, MOSCOU, EVANS                    WINSTON & STRAWN
          & FALTISCHEK, P.C.                   35 WEST WACKER DRIVE
         170 OLD COUNTRY ROAD                CHICAGO, ILLINOIS 60601
       MINEOLA, NEW YORK 11501                    (312) 558-5600
            (516) 663-6600                     (312) 558-5700 (FAX)
         (516) 663-6641 (FAX)
                               ----------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the effective date of this Registration Statement.
                               ----------------
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                               ----------------
                        CALCULATION OF REGISTRATION FEE
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
                                              PROPOSED        PROPOSED
                                              MAXIMUM          MAXIMUM       AMOUNT OF
  TITLE OF EACH CLASS OF     AMOUNT TO BE  OFFERING PRICE     AGGREGATE     REGISTRATION
SECURITIES TO BE REGISTERED  REGISTERED(1)  PER SHARE(2)  OFFERING PRICE(2)     FEE
----------------------------------------------------------------------------------------
 Class A Common Stock,
  $.01 par value........       2,132,038      $17.625      $37,577,169.75   $11,387.02*

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(1) Includes 278,092 shares that the Underwriters have the option to purchase to cover over-allotments, if any.
(2) Estimated pursuant to Rule 457(c) solely for purposes of calculating the registration fee and based on the average of the high and low sales prices of the Class A Common Stock of the Nasdaq National Market on April 29, 1997.

  * Previously paid.

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The following table sets forth the various expenses payable by the Registrant in connection with the sale and distribution of the securities being registered, other than underwriting discounts. All of the amounts shown are estimated except the Securities and Exchange Commission (the "SEC") registration fee and the National Association of Securities Dealers, Inc. (the "NASD") filing fee.

                                                                       TOTAL
                                                                    -----------
     SEC registration fee.......................................... $ 11,387.02
     NASDAQ listing fee............................................   17,500.00
     NASD filing fee...............................................    4,258.00
     Blue Sky fees and expenses....................................   10,000.00
     Printing and engraving expenses...............................  125,000.00
     Legal fees and expenses.......................................  240,000.00
     Accounting fees and expenses..................................  100,000.00
     Transfer agent and registrar fees and expenses................    3,500.00
     Miscellaneous.................................................   88,354.98
                                                                    -----------
         Total..................................................... $600,000.00
                                                                    ===========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers provided that this provision shall not eliminate or limit the liability of directors (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

  The Delaware General Corporation Law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the Company's By-Laws, any agreement, vote of shareholders or otherwise.

  The Company's Certificate of Incorporation eliminates the personal liability of directors to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law.

  The Company carries insurance providing indemnification, under certain circumstances, to all of its directors and officers for claims against them by reason of, among other things, any act or failure to act in their capacities as directors or officers.

  The Company has also entered into Indemnity Agreements with all of its directors and executive officers of the Company. The Indemnity Agreements provide for indemnification of the Company's directors and officers to the fullest extent permitted by the provisions of the General Corporation Law of the State of Delaware.

  The Indemnity Agreements provide that the Company will pay any costs which an indemnitee actually and reasonably incurs because of any claims made against him by reason of the fact that he is or was a director or officer of the Company, except that the Company is not obligated to make any payment which the Company is prohibited by law from paying as indemnity, or where (i) a final determination is rendered on a claim based upon the indemnitee's obtaining a personal profit or advantage to which he was not legally entitled;
(ii) a final determination is rendered on a claim for an accounting of profits made in connection with a violation of Section

16(b) of the Securities Exchange Act of 1934, as amended, or similar state or common law provisions; (iii) a claim where the indemnitee was adjudged to be deliberately dishonest; or (iv) a final determination is rendered that indemnification is not lawful.

  The effect of the foregoing is to require the Company to indemnify the officers and directors of the Company for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 16. EXHIBITS

  A list of exhibits included as part of this Registration Statement is set forth in the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.

ITEM 17. UNDERTAKINGS

  The undersigned Registrant hereby undertakes:

  (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 1 TO ITS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED, IN HAUPPAUGE, NEW YORK, ON JUNE 3, 1997.

                                          Hirsch International Corp.

                                                     /s/ Henry Arnberg
                                          By: _________________________________
                                                 HENRY ARNBERG, PRESIDENT

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 TO REGISTRATION STATEMENT HAS BEEN SIGNED BELOW ON JUNE 3, 1997 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED.

              SIGNATURE                        TITLE                 DATE

          /s/ Henry Arnberg            Chairman of the
-------------------------------------   Board of Directors,      June 3, 1997
            HENRY ARNBERG               President and Chief
                                        Executive Officer
                                        (Principal
                                        Executive Officer)

           /s/ Paul Levine             Executive Vice
-------------------------------------   President, Chief         June 3, 1997
             PAUL LEVINE                Operating Officer,
                                        Secretary and
                                        Director (Principal
                                        Operations Officer)

         /s/ Kenneth Shifrin           Vice President-
-------------------------------------   Finance and Chief        June 3, 1997
           KENNETH SHIFRIN              Financial Officer
                                        (Principal
                                        Accounting and
                                        Financial Officer)

           /s/ Tas Tsonis              Vice President and
-------------------------------------   Director                 June 3, 1997
             TAS TSONIS

         /s/ Ronald Krasnitz           Vice President--
-------------------------------------   Manufacturing and        June 3, 1997
           RONALD KRASNITZ              Director

       /s/ Herbert M. Gardner          Director
-------------------------------------                            June 3, 1997
         HERBERT M. GARDNER

       /s/ Douglas Schenendorf         Director
-------------------------------------                            June 3, 1997
         DOUGLAS SCHENENDORF

         /s/ Marvin Broitman           Director
-------------------------------------                            June 3, 1997
           MARVIN BROITMAN

       /s/ Henry Arnberg
-------------------------------------

         HENRY ARNBERG

      AS ATTORNEY-IN-FACT

                                 EXHIBIT INDEX

 EXHIBIT NO. DESCRIPTION
 ----------- -----------
    1.1      Form of Underwriting Agreement
  **4.1      Specimen Class A Common Stock Certificate
             Legality Opinion and Consent of Ruskin, Moscou, Evans &
    5.1      Faltischek, P.C.
   23.1      Consent of Deloitte & Touche LLP
             Consent of Ruskin, Moscou, Evans & Faltischek, P.C. (included in
  *23.2      Exhibit 5.1)
   24.1      Power of Attorney (included on signature page of this Part II)
   27.1      Financial Data Schedule

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*Previously filed
** Incorporated by reference from the Registrant's Registration Statement on Form S-1 (Registration No. 33-72618)